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                          CERTIFICATE OF INCORPORATION

                                       OF

                    meVC DRAPER FISHER JURVETSON FUND I, INC.


         The undersigned hereby certifies as follows:

                                   ARTICLE I

         The name of this corporation is meVC DRAPER FISHER JURVETSON FUND I, INC.

                                  ARTICLE II

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

         A. AUTHORIZED STOCK This corporation is authorized to issue one class of shares to be designated Common Stock. This corporation is authorized to issue one hundred fifty million (150,000,000) shares of Common Stock, $.01 par value.

         B. COMMON STOCK.

         (i) VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, holders of record of shares of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all other matters submitted to a vote of stockholders of the corporation.

         (ii) DIVIDENDS. Holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation legally available therefor, dividends payable either in cash, in property or in shares of capital stock.

         (iii) LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of a dissolution, liquidation or winding up of the affairs of the corporation, holders of shares of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.


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                                   ARTICLE V

         The corporation is to have perpetual existence; PROVIDED, HOWEVER, that the Board of Directors is expressly authorized to liquidate and dissolve the corporation at any time after December 31, 2009, provided that at least a majority of the directors, including at least a majority of the disinterested directors, determine such act to be in the best interests of the corporation's stockholders.

                                   ARTICLE VI

         A. CLASSIFIED BOARD. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2000; that of Class II shall expire at the annual meeting in 2001; and that of Class III shall expire at the annual meeting in 2002; and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, beginning with the annual meeting of stockholders in 2000, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

         B. CHANGES. The Board of Directors, by amendment to the corporation's Bylaws, is expressly authorized to change the number of directors in any or all of the Classes without the consent of the stockholders.

         C. ELECTIONS. Elections of directors need not be by written ballot unless otherwise provided in the corporation's Bylaws.

         D. REMOVAL OF DIRECTORS. Any director or the entire Board of Directors may be removed, but only for cause, and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors.

         E. VOTE REQUIRED TO AMEND OR REPEAL. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article VI.

                                  ARTICLE VII

         A. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or this Certificate of Incorporation, only by the Chairman, Vice Chairman, Chief Executive Officer or President or by a resolution duly adopted by a majority of the members of the Board of Directors.

         B. VOTE REQUIRED TO AMEND OR REPEAL. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the corporation's capital stock entitled


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to vote generally in the election of directors shall be required to amend in any respect or repeal this Article VII.

                                 ARTICLE VIII

         A. AMEND OR REPEAL BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation; provided, however, that any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation, provided, however, that in addition to any vote of the holders of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation.

         B. VOTE REQUIRED TO AMEND OR REPEAL. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors shall be required to amend in any respect or repeal this Article VIII.

                                  ARTICLE IX

         The conversion of this corporation from a closed-end investment company to an open-end investment company shall require the approval of (i) at least seventy-five percent (75%) of the "continuing directors" and (ii) the holders of at least seventy-five percent (75%) of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors. For purposes of this Article IX, a "continuing director" is a director who (i) (A) has been a director of the corporation for at least twelve months and (B) is not a person or an affiliate of a person who enters or proposes to enter into a business combination with the corporation or (ii) (A) is a successor to a continuing director, (B) who was appointed to the Board of Directors by at least a majority of the continuing directors and (C) is not a person or an affiliate of a person who enters or proposes to enter into a business combination with the corporation.

                                  ARTICLE X

         The books of the corporation may be kept at such place within or without the State of Delaware as the Bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

                                  ARTICLE XI

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for


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the corporation under the provisions of Section 291 of Title 8 of the
Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of the corporation, as the case may be, and also on the corporation.

                                  ARTICLE XII

         A. LIMITATION ON LIABILITY. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages of breach of fiduciary duty as director.

         B. EXCULPATION. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended:

         (i) a director of the corporation shall have the right to participate in other business or investing activities and ventures of any and every kind, irrespective of whether or not any of such other business or investing activities and ventures compete with the corporation;

         (ii) no director shall be obligated to offer to the corporation any opportunity to participate in any such other business or investing activity or venture; and

         (iii) the corporation shall have no claim on or right to receive any income or profit which a director may derive from any such other business or investing activity or venture.

         C. VOTE REQUIRED TO AMEND OR REPEAL. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors shall be required to amend in any respect or repeal this Article XII.

                                 ARTICLE XIII

         A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior


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thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

          B. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section A of this Article XIII shall include the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article XIII or otherwise.

          C. RIGHT OF INDEMNITEE TO BRING SUIT. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this
Article XIII shall be contract rights. If a claim under Sections A or B of this Article XIII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XIII or otherwise shall be on the corporation.

          D. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation or the corporation's Bylaws, or any agreement vote of stockholders or disinterested directors or otherwise.


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          E. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          F. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors and officers of the corporation

          G. REPEAL AND MODIFICATION. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

         H. VOTE REQUIRED TO AMEND OR REPEAL. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the corporation's capital stock entitled to vote generally in the election of directors shall be required to amend in any respect or repeal this Article XIII.

                                  ARTICLE XIV

         The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                   * * * * *

          IN WITNESS WHEREOF, the undersigned, as sole incorporator for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of Incorporation, declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true and the undersigned, being thereunto authorized, has duly executed this Certificate of Incorporation this 2nd day of December, 1999.



                                                /s/ Paul C. McCoy
                                          -----------------------------
                                                  Paul C. McCoy
                                                Sole Incorporator

                                           c/o Pillsbury Madison & Sutro LLP
                                           235 Montgomery Street, Suite 1657
                                           San Francisco, CA 94104


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